Exhibit 99.1

Genprex Announces 1-for-40 Reverse Stock Split Effective February 2, 2024

AUSTIN, Texas — (Jan. 31, 2024) — Genprex, Inc. (“Genprex” or the “Company”) (NASDAQ: GNPX), a clinical-stage gene therapy company focused on developing life-changing therapies for patients with cancer and diabetes, today announced that on February 2, 2024, the Company will implement a 1-for-40 reverse split of its issued and outstanding common stock, par value $0.001 per share.   The reverse stock split will be effective as of 12:01 a.m. Eastern Time on February 2, 2024, and the Company’s common stock will trade on a post-split adjusted basis at the beginning of trading on the same date under the existing trading symbol “GNPX.” The CUSIP number for the Company’s common stock following the reverse stock split will be 372446-203.

The Company’s Board of Directors (the “Board”) approved implementation of the reverse stock split upon the authorization granted by the Company’s stockholders at the special meeting held on December 14, 2023, whereby the Company’s stockholders granted the Company’s Board the discretion to effect a reverse stock split at a ratio of not less than one-for-ten (1:10) and not more than one-for-fifty (1:50), with such ratio to be determined by the Board. The reverse stock split is intended to increase the market price per share of the Company’s common stock to regain compliance with the minimum bid continued listing requirement of The Nasdaq Capital Market. All outstanding securities entitling their holders to purchase shares of common stock or acquire shares of common stock of the Company, including stock options and warrants, will be adjusted as a result of the reverse stock split, as required by the terms of those securities.

As a result of the reverse stock split, every 40 shares of common stock issued and outstanding as of the effective date will be automatically combined into one share of common stock. No fractional shares will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will automatically be entitled to the rounding up of the fractional share to the nearest whole share. The reverse stock split will not change the par value of the common stock or modify the rights or preferences of the common stock. Immediately after the reverse stock split becomes effective, the Company will have approximately 1.5 million shares of common stock issued and outstanding. The reverse split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse split would result in some stockholders owning a fractional share as described above. The Company’s transfer agent, VStock Transfer, LLC, will continue to maintain the book-entry records for the Company’s common stock. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker’s particular processes and procedures; if you hold your shares with such a broker, bank trust or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

About Genprex, Inc.

Genprex, Inc. is a clinical-stage gene therapy company focused on developing life-changing therapies for patients with cancer and diabetes. Genprex’s technologies are designed to administer disease-fighting genes to provide new therapies for large patient populations with cancer and diabetes who currently have limited treatment options. Genprex works with world-class institutions and collaborators to develop drug candidates to further its pipeline of gene therapies in order to provide novel treatment approaches. Genprex’s oncology program utilizes its systemic, non-viral Oncoprex® Nanoparticle Delivery System which encapsulates the gene-expressing plasmids using lipid nanoparticles. The resultant product is administered intravenously, where it is taken up by tumor cells that then express tumor suppressor proteins that were deficient in the tumor. The Company’s lead product candidate, Reqorsa® Immunogene Therapy (quaratusugene ozeplasmid), is being evaluated in three clinical trials as a treatment for NSCLC and SCLC. Each of Genprex’s three lung cancer clinical programs has received a Fast Track Designation from the FDA for the treatment of that patient population, and Genprex’s SCLC program has received an FDA Orphan Drug Designation. Genprex’s diabetes gene therapy approach is comprised of a novel infusion process that uses an AAV vector to deliver Pdx1 and MafA genes directly to the pancreas. In models of Type 1 diabetes, GPX-002 transforms alpha cells in the pancreas into functional beta-like cells, which can produce insulin but may be distinct enough from beta cells to evade the body’s immune system. In a similar approach, GPX-003 for Type 2 diabetes, where autoimmunity is not at play, is believed to rejuvenate and replenish exhausted beta cells.

Interested investors and shareholders are encouraged to sign up for press releases and industry updates by visiting the Company Website, registering for Email Alerts and by following Genprex on Twitter, Facebook and LinkedIn.

Cautionary Language Concerning Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Genprex’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Genprex’s Annual Report on Form 10-K for the year ended December 31, 2022.

Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding: Genprex’s ability to advance the clinical development, manufacturing and commercialization of its product candidates in accordance with projected timelines and specifications; the timing and success of Genprex’s clinical trials and regulatory approvals; the effect of Genprex’s product candidates, alone and in combination with other therapies, on cancer and diabetes; Genprex’s future growth and financial status, including Genprex’s ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market and to continue as a going concern and to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all; Genprex’s commercial and strategic partnerships, including those with its third party vendors, suppliers and manufacturers and their ability to successfully perform and scale up the manufacture of its product candidates; and Genprex’s intellectual property and licenses.

These forward-looking statements should not be relied upon as predictions of future events and Genprex cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Genprex or any other person that Genprex will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Genprex disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Genprex, Inc.

(877) 774-GNPX (4679)

GNPX Investor Relations

investors@genprex.com

GNPX Media Contact

Kalyn Dabbs

media@genprex.com